As filed with the Securities and Exchange Commission on October 22, 2021

Registration No. 333-259988

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARTERIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3674	27-0117058
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

595 Millich Dr. Suite 200

Campbell, CA 95008

Telephone: (408) 470-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

K. Charles Janac

President and Chief Executive Officer

595 Millich Dr. Suite 200

Campbell, CA 95008

Telephone: (408) 470-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack Sheridan Page Mailliard Phillip S. Stoup Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Paul L. Alpern Arteris, Inc. Vice President, General Counsel 595 Millich Dr. Suite 200 Campbell, CA 95008 Telephone: (408) 470-7300	Eric Jensen Seth Gottlieb Richard Segal Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Telephone: (650) 843-5000 Facsimile: (650) 849-7400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to add certain exhibits to the Registration Statement as well as amending the Exhibit Index and Item 16 of Part II of the Registration Statement. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II and the signature page to the Registration Statement.

Part II

Information not required in prospectus

Item 16. Exhibits and financial statements.

(a) Exhibits

The following documents are filed as exhibits to this registration statement.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT	INCORPORATED BY REFERENCE			FILED HEREWITH
		FORM	DATE	NUMBER

1.1	Form of Underwriting Agreement.				X

3.1	Amended and Restated Certificate of Incorporation of Arteris, Inc., as amended and currently in effect.	S-1	10/1/21	3.1

3.2	Form of Amended and Restated Certificate of Incorporation of Arteris, Inc., to be in effect immediately prior to the closing of this offering.	S-1/A	10/18/21	3.2

3.3	Amended and Restated Bylaws of Arteris, Inc., as currently in effect.	S-1	10/1/21	3.3

3.4	Form of Amended and Restated Bylaws of Arteris, Inc., to be in effect immediately prior to the closing of this offering.	S-1/A	10/18/21	3.4

4.1	Specimen Stock Certificate evidencing the shares of common stock.	S-1/A	10/18/21	4.1

5.1	Opinion of Latham & Watkins LLP.	S-1/A	10/18/21	5.1

10.1	Investors’ Rights Agreement, dated February 5, 2016, by and among Arteris, Inc. and the investors listed therein.	S-1	10/1/21	10.1

10.2	Amended and Restated Business Financing Agreement, by and between Arteris, Inc. and Western Alliance Bank dated as of December 16, 2020.	S-1	10/1/21	10.2

10.3†	License Agreement, dated as of October 11, 2013, by and between Arteris, Inc. and Qualcomm Technologies, Inc.	S-1	10/1/21	10.3

10.4†	Asset Purchase Agreement, dated as of October 9, 2013, by and among Qualcomm Technologies, Inc., Qualcomm France SARL, Arteris Holdings, Inc., Arteris, Inc. and Arteris, SAS	S-1	10/1/21	10.4

10.5	Office Lease, by and between Millich Commercial, LLC and Arteris, Inc., dated as of July 17, 2017.	S-1	10/1/21	10.5

II-1

EXHIBIT NO.	DESCRIPTION OF EXHIBIT	INCORPORATED BY REFERENCE			FILED HEREWITH
		FORM	DATE	NUMBER

10.6#	Employment Agreement, by and between Arteris, Inc. and K. Charles Janac.	S-1	10/1/21	10.6

10.7#	Offer Letter, dated as of March 23, 2010, by and between Arteris, Inc. and David Mertens.	S-1	10/1/21	10.7

10.8#	Arteris Commission Agreement, dated April 10, 2017, by and between Arteris, Inc. and David Mertens.	S-1	10/1/21	10.8

10.9#	Amendment to the Arteris Commission Agreement, dated as of January 1, 2020, by and between Arteris, Inc. and David Mertens.	S-1	10/1/21	10.9

10.10#	Employment Agreement, by and between Arteris IP SAS and Isabelle Geday.	S-1	10/1/21	10.10

10.11#	Arteris, Inc. 2013 Equity Incentive Plan and related form agreements, as amended.	S-1	10/1/21	10.11

10.12#	Arteris, Inc. 2016 Equity Incentive Plan for the Grant of Restricted Stock Unit Awards to Employees in France.	S-1	10/1/21	10.12

10.13#	Form of Arteris, Inc. 2021 Incentive Award Plan.	S-1/A	10/18/21	10.13

10.14#	Form of Stock Option Award Agreement under Arteris, Inc. 2021 Incentive Award Plan.	S-1/A	10/18/21	10.14

10.15#	Form of Restricted Stock Unit Award Agreement under Arteris, Inc. 2021 Incentive Award Plan	S-1/A	10/18/21	10.15

10.16#	2021 Employee Stock Purchase Plan	S-1/A	10/18/21	10.16

10.17#	Form of Executive Change in Control Severance Agreement	S-1/A	10/18/21	10.17

10.18#	Arteris, Inc. Non-Employee Director Compensation Policy.	S-1/A	10/18/21	10.18

10.19	Form of Indemnification Agreement between Arteris, Inc. and its directors and officers.	S-1/A	10/18/21	10.19

21.1	Subsidiaries of Arteris, Inc.	S-1/A	10/18/21	21.1

23.1	Consent of Moss Adams LLP.	S-1/A	10/18/21	23.1

23.2	Consent of Mazars	S-1/A	10/18/21	23.2

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).	S-1/A	10/18/21	23.3

EXHIBIT NO.	DESCRIPTION OF EXHIBIT	INCORPORATED BY REFERENCE			FILED HEREWITH
		FORM	DATE	NUMBER

24.1	Power of Attorney (included on signature page of the initial filing of this registration statement).	S-1	10/1/21	24.1

#	Indicates a management contract or compensatory plan or arrangement.
†

Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because they are both (i) not material and (ii) the type of information that the registrant both customarily and actually treats as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Arteris, Inc. has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Campbell, California, on this 22nd day of October, 2021.

Arteris, Inc.

By:	/s/ K. Charles Janac
Name: Title:	K. Charles Janac President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ K. Charles Janac K. Charles Janac	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	October 22, 2021

* Nicholas B. Hawkins	Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2021

* Wayne C. Cantwell	Director	October 22, 2021

* Christian Claussen	Director	October 22, 2021

* Raman K. Chitkara	Director	October 22, 2021

* Isabelle F. Geday	Director	October 22, 2021

* S. Atiq Raza	Director	October 22, 2021

* Antonio J. Viana	Director	October 22, 2021

*By	/s/ K. Charles Janac
K. Charles Janac
Attorney-In-Fact